EXHIBIT 99.4

NOTICE OF GUARANTEED DELIVERY

OF
SHARES OF COMMON STOCK
OF
LOCAL FINANCIAL CORPORATION

      This form, or a facsimile hereof, must be used in connection with your election to receive shares of International Bancshares Corporation (“IBC”) common stock, cash or a combination thereof for your shares of Local Financial Corporation (“Local”) common stock if:

(a) the certificates for your shares of common stock of Local are not immediately available;

(b) time will not permit the Election Form and Letter of Transmittal (“Election Form”) and other required documents to be delivered to the Exchange Agent on or before 5:00 p.m., New York City time, on , 2004 (the “Election Deadline”); or

(c) the procedures for book-entry transfer cannot be completed on a timely basis.

      This form may be delivered by hand, mail or facsimile transmission to the Exchange Agent, and must be received by the Exchange Agent on or before the Election Deadline.

The Exchange Agent Is:

Facsimile Number:

For Account Information or to Confirm by Telephone Call:

By Mail or Overnight Delivery:	By Hand:	By Facsimile:

Delivery of this form to an address other than as set forth above or transmission via facsimile to a number other than one listed above does not constitute a valid delivery.

Ladies and Gentlemen:

      The undersigned hereby surrenders to                     , the Exchange Agent, upon the terms and subject to the conditions set forth in the proxy statement-prospectus, dated April 13, 2004, of IBC and Local, and the related Election Form and Letter of Transmittal, receipt of which are hereby acknowledged, the number of shares of common stock of Local set forth below pursuant to the guaranteed delivery procedures outlined in the section of the proxy statement-prospectus entitled “The Merger Agreement—Election Procedures.”

Number of Shares Surrendered:

Certificate No(s). (If available):

☐ Check box if shares will be surrendered by book-entry transfer.	DTC Account Number:

Name(s) of Record Holder(s):

Address:

Area Code and Telephone Number (       )

**Social Security Number                   or **Employee Identification Number

Dated: ____________________________________ , 2004

Signature(s)

**Provide for each Record Holder

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GUARANTEE

The undersigned, a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office, branch, or agency in the United States, hereby guarantees to deliver to the Exchange Agent certificates representing the shares tendered hereby, in proper form for transfer (or surrender shares pursuant to the procedure for book-entry transfer into the Exchange Agent account at the Depository Trust Company), together with (i) a properly completed and duly executed Election Form (or facsimile thereof) with any required signature guarantees and (ii) any other required document, within three business days after the Election Deadline.

Name of Firm:

Authorized Signature:

Name:

(Please Print or Type)

Address:

City	State	Zip Code

Title:

Area Code and Telephone Number:

Dated: _____________________________________________ , 2004

DO NOT SEND STOCK CERTIFICATES WITH THIS FORM.

YOUR STOCK CERTIFICATES MUST BE SENT WITH THE ELECTION FORM
AND LETTER OF TRANSMITTAL.

      This form is not to be used to guarantee signatures. If a signature on a Form of Election requires a Medallion Signature Guarantee, such guarantee must appear in the applicable space provided on the Form of Election.

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